December 12, 2017

Edgardo Clores
6629 Rumba Court
Las Vegas, Nevada 89139

Re: Statement of Full Satisfaction

To Whom It May Concern,

On or about February 24, 2014, Cloracks Corporation (the "Company") entered into a "Patent Purchase Agreement" (the "Original Agreement") with myself, B.I.E.J.C. Holding, LLC ("BHL") of which I was the sole managing member, and EDCI Holding, LLC ("EHL") of which I was a managing member. The Original Agreement was amended and restated on or about December 14, 2014 by the same said parties listed above (the "Restated Agreement"). Both the Original Agreement and the Restated Agreement are those documents referenced as exhibits to the Form S-1 Registration Statement and amendments thereto as filed with the Securities and Exchange Commission originally on or about October 30, 2013 through to September 9, 2017 (Amendment #8 to the Form S-1 Registration Statement).

Under penalty of perjury, I, Edgardo Clores, make the following statements which I deem upon execution in front of a Notary Public to be true in fact:

1. I am a resident of the State of Nevada and am over the age of 18 years old, and I am of sound mind and body;

2. I have been provided a copy of the comment letter from the Securities and Exchange Commission ("SEC") dated September 26, 2017 (the "Comment Letter") with regards to the Company's Form S-1 Registration Statement, Amendment #8 filed with the SEC on September 9, 2017;

3. I have review this Comment Letter, and had the opportunity of legal counsel to review the same, especially question #2 and question #3 as contained in the Comment Letter;

4. BHL was dissolved at my request with the Nevada Secretary of State, Corporation Division, on or about August 18, 2014;

5. BHL is no longer owed any consideration from the Company in the cash or equity with regards to the Original Agreement, Amended Agreement, or any other obligation that may have existed between the Company and BHL at any time in the past up to and including the date of this notarized statement; including specifically the 32,749,500 shares of common stock referred to in the comment letter dated September 26, 2017;

6. EHL was dissolved at my request with the Nevada Secretary of State, Corporation Division, on or about August 18, 2014;

7. EHL is no longer owed any consideration from the Company in the cash or equity with regards to the Original Agreement, Amended Agreement, or any other obligation that may have existed between the Company and EHL at any time in the past up to and including the date of this notarized statement; including specifically the 32,749,500 shares of common stock referred to in the comment letter dated September 26, 2017;

8. I am no longer owed any consideration from the Company in the cash or equity with regards to the Original Agreement, Amended Agreement, or any other obligation that may have existed between the Company and myself at any time in the past up to and including the date of this notarized statement specifically with regards to the 32,749,500 shares of common stock referred to in the comment letter dated September 26, 2017; AND

9. As such, BHL, EHL, and myself hereby provide full release and satisfaction to the Company of any kind, cash or equity under any agreement, oral promise, and most specifically, under the Original Agreement and the Amended Agreement.

Professionally,

Edgardo Clores

NOTARY

State of Nevada)
)
County of Clark)

The attached two-page document entitled "Statement of Full Satisfaction" was signed and sworn before me to be true and correct on this 12 day of December, 2017 by Edgardo Clores, a resident of the State of Nevada.

SEAN NEWMARK
Notary Public State of Nevada
No. 13-10124-1
My Appt. Exp. February 1, 2021

Notary Public Signature